U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2017

iBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or jurisdiction of incorporation or organization)

001-35023

(Commission File Number)

26-2797813

(I.R.S. Employer Identification Number)

600 Madison Avenue, Suite 1601, New York, NY 10022-1737

(Address of principal executive offices (Zip Code)

Registrant's telephone number: (302) 355-0650

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Stockholders of iBio, Inc. (the “Company”) held on May 4, 2017, Proposals 1, 2 and 3 were each approved by the Company’s stockholders. The proposals are described in detail in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 6, 2017. The final voting results of the 2016 Annual Meeting are set forth below.

Proposal 1 - Election of Directors - The Company’s stockholders elected Glenn Chang and Philip K Russell, M.D. to serve as Class II directors of the Company for a three-year term expiring in 2019. The voting results for each of these individuals were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Glenn Chang	50,559,811	698,846	24,777,411
Philip K Russell, M.D.	50,591,769	666,888	24,777,411

Proposal 2 - Ratification of the selection of the Company’s independent registered public accounting firm - The Company’s stockholders ratified the selection of CohnReznick LLP as the Company’s independent registered public accounting firm for the current fiscal year ending June 30, 2017. The voting results were 73,312,244 shares “FOR,” 1,528,400 shares “AGAINST,” and 1,195,424 abstentions.

Proposal 3 – “Say on pay” proposal - The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The voting results were 49,873,949 shares “FOR,” 1,269,760 shares “AGAINST,” 114,948 abstentions and 24,777,411 broker non-votes.

Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBIO INC.

Date: May 8, 2017	By:	/s/ Robert B. Kay
Robert B. Kay
Executive Chairman and CEO